Exhibit 99.1
NEWS BULLETIN
RE: CLAIRE’S STORES, INC.
2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192
CLAIRE’S STORES, INC. REPORTS FISCAL 2010
THIRD QUARTER RESULTS
CHICAGO, Illinois, November 29, 2010. Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2010 third quarter, which ended October 30, 2010.
Third Quarter Results
The Company reported net sales of $348.2 million for the fiscal 2010 third quarter, an increase of $23.8 million, or 7.3% compared to the fiscal 2009 third quarter. The increase was attributable to an increase in same store sales, new store sales and an increase in shipments to franchisees, partially offset by foreign currency effect of our foreign locations’ sales and closed stores. Sales would have increased 9.4% excluding the impact from foreign currency rate changes.
Consolidated same store sales increased 7.5% in the fiscal 2010 third quarter. In North America, same store sales increased 9.6% and European same store sales increased 3.9%. Our fourth quarter same store sales trend is currently in the mid-single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “The third quarter results reflect the continuing improvement in same store sales and EBITDA and are the result of a strong global effort to offer our target customers a fashion right assortment of accessories and jewelry to complement their lifestyle. The six priorities that we put in place for 2010 have been a strong area of focus and are contributing to our success.”
Gross profit percentage increased 100 basis points to 51.9% during the fiscal 2010 third quarter compared to 50.9% during the comparable prior year quarter. The increase consisted of a 180 basis point decrease in occupancy costs, partially offset by an 80 basis point decrease in merchandise margin. The improvement in occupancy rate is due to the leveraging effect of higher sales. The decrease in merchandise margin was primarily due to an increase in markdowns and freight expense.
Selling, general and administrative expenses increased $7.6 million, or 6.6%, compared to the fiscal 2009 third quarter. As a percentage of net sales, selling, general and administrative expenses decreased 20 basis points. The majority of the increase was for store-related expenses resulting from increased sales.
Adjusted EBITDA in the fiscal 2010 third quarter was $62.5 million compared to $53.7 million in the fiscal 2009 third quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At October 30, 2010, cash and cash equivalents were $154.1 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. The Company will continue to assess whether to pay down all or a portion of the outstanding balance of its revolving credit facility based on various factors, including the creditworthiness of other syndicate members and general economic conditions.
During the fiscal 2010 third quarter, we generated cash from operating activities of $26.7 million. This included $7.8 million of interest payments during the quarter. Capital expenditures, during the three months ended October 30, 2010, were $10.6 million, of which $8.5 million related to new store openings and remodeling projects, compared with $6.6 million of capital expenditures during the three months ended October 31, 2009. In addition, the Company paid $20.8 million to retire $14.0 million of Senior Notes and $9.6 million of Senior Toggle Notes.

	October 30, 2010	January 30, 2010	October 31, 2009
Store Count as of:

North America	1,983	1,993	2,001
Europe	988	955	953

Subtotal Company-Owned	2,971	2,948	2,954

Joint Venture	—	211	215
Franchise and License	398	195	192

Subtotal Non-Owned	398	406	407

Total	3,369	3,354	3,361

Conference Call Information
The Company will host its third quarter conference call on November 30, 2010 at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through December 15, 2010. The replay number is 402-530-7636 and the password is 52439. The conference call is also being webcast and archived until December 31, 2010 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® and Icing®, while the latter operates only in North America, Claire’s operates worldwide. As of October 30, 2010, Claire’s Stores, Inc. operated 2,971 stores in North America and Europe. The Company also franchised or licensed 398 stores in Japan, the Middle East, Turkey, Russia, South Africa, Greece, Guatemala and Malta.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC on April 13, 2010. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Executive Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
THIRD FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	October 30, 2010	October 31, 2009
Net sales	$348,175	$324,404
Cost of sales, occupancy and buying expenses	167,573	159,400

Gross profit	180,602	165,004

Other expenses:
Selling, general and administrative	123,432	115,823
Depreciation and amortization	16,106	17,327
Severance and transaction-related costs	121	32
Other income, net	(553)	(874)

	139,106	132,308

Operating income	41,496	32,696
Gain on early debt extinguishment	2,652	16,096
Interest expense, net	37,132	43,716

Income before income tax expense	7,016	5,076
Income tax expense	3,369	2,187

Net income	$3,647	$2,889

YEAR TO DATE

	Nine Months	Nine Months
	Ended	Ended
	October 30, 2010	October 31, 2009
Net sales	$1,004,485	$931,698
Cost of sales, occupancy and buying expenses	485,544	470,895

Gross profit	518,941	460,803

Other expenses:
Selling, general and administrative	366,493	332,877
Depreciation and amortization	48,328	54,185
Severance and transaction-related costs	435	406
Other expense (income), net	964	(1,182)

	416,220	386,286

Operating income	102,721	74,517
Gain on early debt extinguishment	13,388	33,200
Impairment of equity investment	6,030	—
Interest expense, net	120,468	134,279

Loss before income tax expense	(10,389)	(26,562)
Income tax expense	6,609	3,305

Net loss	$(16,998)	$(29,867)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 30, 2010	January 30, 2010
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$154,055	$198,708
Inventories	160,247	110,338
Prepaid expenses	32,396	32,873
Other current assets	27,278	28,236

Total current assets	373,976	370,155

Property and equipment:
Land and building	—	19,318
Furniture, fixtures and equipment	177,919	162,602
Leasehold improvements	242,020	228,503

	419,939	410,423
Less accumulated depreciation and amortization	(221,219)	(182,439)

	198,720	227,984

Leased property under capital leases:
Land and building	18,055	—
Less accumulated depreciation and amortization	(677)	—

	17,378	—

Intangible assets, net of accumulated amortization of $40,916 and $32,532, respectively	573,389	580,027
Deferred financing costs, net of accumulated amortization of $39,160 and $29,949, respectively	38,430	47,641
Other assets	43,822	58,242
Goodwill	1,550,056	1,550,056

	2,205,697	2,235,966

Total assets	$2,795,771	$2,834,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$64,547	$45,660
Current portion of long-term debt	14,500	14,500
Income taxes payable	8,321	10,272
Accrued interest payable	27,032	14,644
Accrued expenses and other current liabilities	104,465	96,436

Total current liabilities	218,865	181,512

Long-term debt	2,235,384	2,313,378
Revolving credit facility	194,000	194,000
Obligations under capital leases	17,290	—
Deferred tax liability	122,075	122,145
Deferred rent expense	25,205	22,082
Unfavorable lease obligations and other long-term liabilities	30,837	35,630

	2,624,791	2,687,235

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	619,675	616,086
Accumulated other comprehensive income, net of tax	2,791	2,625
Retained deficit	(670,351)	(653,353)

	(47,885)	(34,642)

Total liabilities and stockholder’s deficit	$2,795,771	$2,834,105

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(In Thousands)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Net income (loss)	$3,647	$2,889	$(16,998)	$(29,867)
Income tax expense	3,369	2,187	6,609	3,305
Gain on early debt extinguishment	(2,652)	(16,096)	(13,388)	(33,200)
Interest expense	37,199	43,744	120,584	134,420
Interest income	(67)	(28)	(116)	(141)
Impairment (a)	—	—	6,030	—
Depreciation and amortization	16,106	17,327	48,328	54,185

Reported EBITDA	57,602	50,023	151,049	128,702
— stock compensation, book to cash rent, intangible amortization (b)	2,036	2,526	6,716	7,501
— management fee, consulting, joint venture investment (c)	891	339	5,769	3,027
— other (d)	1,938	807	3,396	1,211

Adjusted EBITDA	$62,467	$53,695	$166,930	$140,441

a)	Represents non-cash impairment charges.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).

d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; the gain on sale of lease rights upon exiting certain European locations; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and revaluations of U.S. dollar denominated cash accounts of our foreign entities; and severance and transaction related costs, Pan European Transformation costs and Cost Savings Initiative costs.